UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2021

VSE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-03676	54-0649263
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6348 Walker Lane
Alexandria,	Virginia	22310
(Address of Principal Executive Offices)		(Zip Code)

(703) 960-4600
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.05 per share	VSEC	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

VSE CORPORATION

Item 2.02 Results of Operations and Financial Condition.

Preliminary Results for the Fourth Quarter of 2020

Preliminary estimates of the operating metrics of VSE Corporation (“we,” “us,” “our,” “VSE” or the “Company”) for the quarter and year ended December 31, 2020 are presented below. We have not yet finalized our operating results for this period, and our consolidated financial statements as of and for the quarter and year ended December 31, 2020 are not expected to be available until after the Offering (as defined below) is completed. Consequently, our actual operating results for the quarter and year ended December 31, 2020 will not be available to investors prior to investing in the Offering.

Our actual operating results remain subject to the completion of our quarter-end closing process, which includes review by management and our audit committee. While carrying out such procedures, we may identify items that would require us to make adjustments to the preliminary estimates of our operating results set forth below. As a result, our actual operating results could be outside of the ranges set forth below and such differences could be material. Additionally, our estimates of our revenue, Adjusted EBITDA, Free Cash Flow and Net Debt are forward-looking statements based solely on information available to us as of the date of this Current Report on Form 8-K (“Current Report”) and may differ materially from our actual operating results as a result of developments that occur after the date of this Current Report. Additionally, our estimates of Adjusted EBITDA, Free Cash Flow and Net Debt are non-GAAP financial measures. The determination of the amounts that are excluded from these non-GAAP financial measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period. We are unable to present a quantitative reconciliation of the aforementioned forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures because such information is not available, and management cannot reliably predict all of the necessary components of such GAAP measures without unreasonable effort or expense. In addition, we believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors. The unavailable information could have a significant impact on the Company’s full-year 2020 financial results. Therefore, you should not place undue reliance on these preliminary estimates of our operating results. See “Cautionary Note Regarding Forward-Looking Statements” included in the preliminary prospectus supplement, filed with the Securities and Exchange Commission (“SEC”) on January 28, 2021.

The preliminary estimates of our financial results included below have been prepared by, and are the responsibility of, our management. Our independent registered public accountants have not audited, reviewed or performed any procedures with respect to such preliminary estimates of our operating results. Accordingly, Grant Thornton LLP expresses no opinion or any other form of assurance with respect thereto. The information presented herein should not be considered a substitute for the financial information we file with the SEC in our Annual Report on Form 10-K or our Quarterly Reports on Form 10-Q. We have no intention or obligation to update the preliminary estimates of our operating results set forth below.

•We currently estimate revenue for the three months and year ended December 31, 2020 of approximately $148.7 million to $150.7 million and approximately $660.3 million to $662.3 million, respectively. Total revenue decreased as compared to the three months ended September 30, 2020 primarily due to the expiration of certain of our U.S. Army programs in the Federal and Defense segment, partially offset by an increase in revenue in the Aviation segment.

•We currently estimate Adjusted EBITDA for the three months and year ended December 31, 2020 of approximately $16.6 million to $17.6 million and approximately $74.5 million to $75.5 million, respectively.

•We currently estimate Free Cash Flow for the three months and year ended December 31, 2020 of approximately $(1.0) million to $1.0 million and approximately $31.3 million to $33.3 million, respectively. The estimated Free Cash Flow includes approximately $10.7 million of costs related to inventory procurement in anticipation of early 2021 sales, as a result of the Pratt & Whitney distribution agreement.

•We currently estimate Net Debt for the three months and year ended December 31, 2020 of approximately $250.2 million to $251.2 million.

Item 7.01 Regulation FD Disclosure.

On January 28, 2021, the Company issued a press release announcing the commencement, subject to market and other conditions, of an underwritten public offering of shares of its common stock (the “Offering”) pursuant to its effective shelf registration statement. In connection with the Offering, the Company also intends to grant the underwriters a 30-day option to purchase up to an additional 15% of the shares of common stock offered in the Offering. A copy of the press release announcing the Offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On January 28, 2021, the Company issued a press release announcing that it has entered into an exclusive, life-of-program distribution agreement with Pratt & Whitney Canada. A copy of the press release announcing the distribution agreement is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description

99.1	Press release dated January 28, 2021, entitled “VSE Corporation Announces Proposed Offering of its Common Stock"

99.2	Press release dated January 28, 2021, entitled “VSE Aviation Announces Exclusive Life-Of-Program Auxiliary Power Unit Components Distribution Agreement with Pratt & Whitney Canada”

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

VSE CORPORATION AND SUBSIDIARIES

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VSE CORPORATION
(Registrant)

Date:	January 28, 2021	By:	/s/ Thomas M. Kiernan
Thomas M. Kiernan
Vice President, General Counsel and Secretary